NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

February 13, 2013
WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND YEAR-END FINANCIAL AND OPERATING RESULTS FOR 2012

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter and year ended December 31, 2012.

Strategic Initiatives

WRIT announced last month a simplification of its diversified strategy to focus on office, multifamily and retail assets - committing to a “live, work and shop in Washington, DC” focus for future investment.  To accelerate this strategy, WRIT announced that it is exploring a 2013 disposition of its 1.3 million square foot Medical Office Division.

“WRIT's 53 year history of successfully owning and operating a diversified Washington, DC property portfolio has served its investors well.  As we look forward to the next 50 years, we see our strategy of focusing on the “live, work and shop” assets in urban locations, typically inside the beltway or near Metro, as the best way to continue to provide future growth for our shareholders.  Keeping future investment decisions to three divisions; office, multifamily and retail assets, we simplify our business model and narrow our capital allocation process while we continue to improve the quality and location of our assets,” stated John P. McDaniel, Chairman of WRIT's Board of Trustees.

WRIT anticipates capturing embedded value through the potential Medical Office Division sale, which should provide a lower cost of capital to continue to improve the quality, age and location of WRIT's properties in its core office, multifamily and retail sectors.  The Medical Office Division represents the largest portfolio of institutional quality medical office assets in the Washington, DC region, with all of the assets in affluent communities or urban centers or near major medical centers such as INOVA Fairfax, Shady Grove Adventist and George Washington Hospital.

Financial Results

▪
Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt, property impairment, and severance expense related to corporate reorganization, was $1.90 per diluted share for the year and $0.47 per diluted share for the quarter ended December 31, 2012, respectively, as compared to $1.95 per diluted share and $0.47 per diluted share for the corresponding periods in 2011.

•	Included in fourth quarter 2011 results was a $0.01 per diluted share charge related to a lawsuit with a former tenant at Westminster Shopping Center.

•	FFO for the year ended December 31, 2012 was $122.5 million, or $1.84 per diluted share, compared to

Washington Real Estate Investment Trust

$110.1 million, or $1.66 per diluted share, in 2011. FFO for the quarter ended December 31, 2012 was $27.7 million, or $0.42 per diluted share, compared to $15.6 million, or $0.23 per diluted share, in the same period one year ago.

•
Included in full year 2012 and fourth quarter 2012 FFO is a real estate impairment of $2.1 million, or $0.03 per diluted share, which reflects the write-down of WRIT's investment in land at 4661 Kenmore Avenue to its estimated fair market value. Also included in full year 2012 and fourth quarter 2012 FFO is a severance expense of $1.6 million, or $0.02 per diluted share, related to corporate reorganization. Included in full year 2011 and fourth quarter 2011 FFO is a real estate impairment of $14.5 million, or $0.22 per diluted share, which reflects the write-down of WRIT's investment in the office development at Dulles Station, Phase II to its estimated fair market value.

▪
Net income attributable to the controlling interests for the year ended December 31, 2012 was $23.7 million, or $0.35 per diluted share, compared to $104.9 million, or $1.58 per diluted share, in 2011. Included in 2012 net income are gains on sale of real estate of $5.1 million, or $0.08 per diluted share, and real estate impairment of $2.1 million, or $0.03 per diluted share. Included in 2011 net income are gains on sale of real estate of $97.5 million, or $1.48 per diluted share, real estate impairment of $14.5 million, or $0.22 per diluted share, acquisition costs of $3.6 million, or $0.05 per diluted share, and loss on extinguishment of debt of $1.0 million, or $0.01 per diluted share.

▪
Net income attributable to the controlling interests for the quarter ended December 31, 2012 was $3.0 million, or $0.04 per diluted share, compared to $30.7 million, or $0.46 per diluted share, in the same period one year ago. Included in fourth quarter 2012 net income are gains on sale of real estate of $1.4 million, or $0.02 per share, and real estate impairment of $2.1 million, or $0.03 per share. Included in fourth quarter 2011 net income are gains on sale of real estate of $40.9 million, or $0.62 per share, real estate impairment of $14.5 million, or $0.22 per share, and loss on extinguishment of debt of $1.0 million, or $0.01 per share.

“We ended the year operationally on a steady note, with core FFO of $0.47 in line with our expectations. Our balance sheet is strong, with minimal maturities in 2013 and ample capacity to fund acquisition and development opportunities in the coming months. We are looking forward to executing our 2013 strategic initiatives,” said George F. “Skip” McKenzie, President and Chief Executive Officer of WRIT.

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) was $51.3 million compared to $49.7 million in the same period one year ago and $50.2 million in the third quarter of 2012. Overall portfolio physical occupancy for the fourth quarter was 88.1%, compared to 90.8% in the same period one year ago and 89.2% in the third quarter of 2012.

Same-store(3) portfolio physical occupancy for the fourth quarter was 88.7%, compared to 91.5% in the same period one year ago. Sequentially, same-store physical occupancy decreased 100 basis points (bps) compared to the third quarter of 2012. Same-store portfolio NOI for the fourth quarter increased 1.2% and rental rate growth was 1.4% compared to the same period one year ago.

▪
Office: 49.2% of Total NOI - Office properties' same-store NOI for the fourth quarter decreased 1.1% compared to the same period one year ago. Rental rate growth was 0.9% while same-store physical occupancy decreased 430 bps to 84.9%. Sequentially, same-store physical occupancy decreased 140 bps compared to the third quarter of 2012.

▪
Retail: 20.0% of Total NOI - Retail properties' same-store NOI for the fourth quarter increased 8.2% compared to the same period one year ago. Included in fourth quarter 2011 results was a $0.01 per diluted share charge related to a lawsuit with a former tenant at Westminster Shopping Center. Rental rate growth was 0.3% while same-store physical occupancy decreased 210 bps to 91.2%. Sequentially, same-store physical occupancy decreased 160 bps compared to the third quarter of 2012.

▪
Multifamily: 16.3% of Total NOI - Multifamily properties' same-store NOI for the fourth quarter increased 4.1% compared to the same period one year ago. Rental rate growth was 4.1% while same-store physical occupancy decreased 80 bps to 94.1%. Sequentially, same-store physical occupancy decreased 70 bps compared to the third quarter of 2012.

▪	Medical Office: 14.5% of Total NOI - Medical office properties' same-store NOI for the fourth quarter decreased

Washington Real Estate Investment Trust

3.1% compared to the same period one year ago. Rental rate growth was 1.3% while same-store physical occupancy decreased 140 bps to 89.1%. Sequentially, same-store physical occupancy increased 110 bps compared to the third quarter of 2012.

Leasing Activity

During the fourth quarter, WRIT signed commercial leases for 270,492 square feet with an average rental rate increase of 9.5% over expiring lease rates on a GAAP basis, an average lease term of 6.2 years, tenant improvement costs of $19.71 per square foot and leasing costs of $9.83 per square foot.

▪
Rental rates for new and renewed office leases increased 11.8% to $33.67 per square foot, with $26.06 per square foot in tenant improvement costs and $12.72 per square foot in leasing costs. Weighted average term for new and renewed leases was 6.2 years.

▪
Rental rates for new and renewed retail leases increased 5.8% to $20.64 per square foot, with $2.27 per square foot in tenant improvement costs and $1.26 per square foot in leasing costs. Weighted average term for new and renewed leases was 5.5 years.

▪
Rental rates for new and renewed medical office leases increased 4.8% to $35.03 per square foot, with $27.25 per square foot in tenant improvement costs and $14.35 per square foot in leasing costs. Weighted average term for new and renewed leases was 7.3 years.

Dispositions

In the fourth quarter, WRIT sold Plumtree Professional Center, a 33,000 square foot medical office building in Bel Air, Maryland, for $8.75 million and recorded a net book gain of $1.4 million. The property was built in 1991 and acquired by WRIT as part of a portfolio acquisition in 2006. The unleveraged internal rate of return over the holding period was 13%.

Financing Activity

In the fourth quarter, WRIT prepaid without penalty five mortgage notes with an aggregate principal amount of $58.8 million, including 15005 Shady Grove Road, 9707 Medical Center Drive, 8501-8503 Arlington Boulevard, 8505 Arlington Boulevard and Plumtree Professional Center. The weighted average interest rate on these five notes was 5.43%. Subsequent to quarter end, WRIT prepaid without penalty the West Gude mortgage note, having a principal amount of $30.0 million and an interest rate of 5.855%, primarily using borrowings from our unsecured lines of credit.

Dividends

On December 31, 2012, WRIT paid a quarterly dividend of $0.30 per share.

Conference Call Information

The Conference Call for 4th Quarter Earnings is scheduled for Thursday, February 14, 2013 at 2:00 P.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:        1-877-407-9205
International Toll Number:    1-201-689-8054

The instant replay of the Conference Call will be available until February 28, 2013 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:        1-877-660-6853
International Toll Number:    1-201-612-7415
Conference ID:         406970

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at

Washington Real Estate Investment Trust

www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 70 properties, totaling approximately 9 million square feet of commercial space and 2,540 residential units, and land held for development. These 70 properties consist of 26 office properties, 17 medical office properties, 16 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE: WRE).
Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2011 Form 10-K and our subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT's operating portfolio and affect the comparative measurement of WRIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) severance expense related to corporate reorganization, and (4) property impairments not already excluded from FFO, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property was owned for the entirety of the periods being evaluated and is stabilized from an occupancy standpoint. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated, or is not stabilized from an occupancy standpoint.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT's ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
Segment	4th QTR	4th QTR	4th QTR	4th QTR
	2012	2011	2012	2011
Multifamily	94.1%	94.9%	94.1%	94.9%
Office	84.9%	89.2%	84.5%	89.0%
Medical Office	89.1%	90.5%	85.6%	86.5%
Retail	91.2%	93.3%	91.2%	93.3%

Overall Portfolio	88.7%	91.5%	88.1%	90.8%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior year reporting periods. For Q4 2012 and Q4 2011, same-store properties exclude:
Multifamily Acquisitions: none;
Office Acquisition: Fairgate at Ballston;
Medical Office Acquisition: Lansdowne Medical Office Building;
Retail Acquisitions: none.

Also excluded from Same-Store Properties in Q4 2011 and Q4 2010 are:
Held for Sale and Sold Properties: The Atrium Building, 1700 Research Boulevard, Plumtree Medical Center, Northern Virginia Industrial Park II, 6100 Columbia Park Road and Dulles Business Park I and II.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
OPERATING RESULTS	2012	2011	2012	2011
Revenue
Real estate rental revenue	$77,071	$75,413	$304,983	$284,156
Expenses
Real estate expenses	25,791	25,666	103,276	95,342
Depreciation and amortization	26,131	25,029	103,067	91,805
Acquisition costs	90	36	234	3,607
Real estate impairment	2,097	14,526	2,097	14,526
General and administrative	4,545	4,140	15,488	15,728
	58,654	69,397	224,162	221,008
Real estate operating income	18,417	6,016	80,821	63,148
Other income (expense):
Interest expense	(17,411)	(16,142)	(64,697)	(66,214)
Other income	242	258	975	1,144
Loss on extinguishment of debt	—	(976)	—	(976)
	(17,169)	(16,860)	(63,722)	(66,046)
Income (loss) from continuing operations	1,248	(10,844)	17,099	(2,898)
Discontinued operations:
Income from operations of properties sold or held for sale	310	1,090	1,485	11,923
Income tax expense	—	—	—	(1,138)
Gain on sale of real estate	1,400	40,852	5,124	97,491
Net income	2,958	31,098	23,708	105,378
Less: Income from operations attributable to noncontrolling interests in subsidiaries	—	(9)	—	(94)
Less: Gain on sale of real estate attributable to noncontrolling interests in subsidiaries	—	(400)	—	(400)
Net income attributable to the controlling interests	$2,958	$30,689	$23,708	$104,884

Income (loss) from continuing operations attributable to the controlling interests	$1,248	$(10,844)	$17,099	$(2,898)
Continuing operations real estate depreciation and amortization	26,131	25,029	103,067	91,805
Funds from continuing operations (1)	27,379	14,185	120,166	88,907

Discontinued Operations:
Income from operations of properties sold or held for sale	310	1,090	1,485	11,923
Income from operations attributable to noncontrolling interests in subsidiaries	—	(9)	—	(94)
Real estate impairment	—	—	—	599
Real estate depreciation and amortization	—	369	867	8,723
Funds from discontinued operations	310	1,450	2,352	21,151

Funds from operations (1)	$27,689	$15,635	$122,518	$110,058

Tenant improvements	(4,901)	(5,100)	(16,540)	(11,889)
External and internal leasing commissions capitalized	(2,334)	(1,485)	(9,157)	(8,692)
Recurring capital improvements	(1,414)	(1,626)	(7,307)	(7,537)
Straight-line rents, net	(738)	(776)	(3,265)	(2,734)
Non-cash fair value interest expense	253	(53)	926	462
Non real estate depreciation & amortization of debt costs	911	845	3,854	3,733
Amortization of lease intangibles, net	41	(32)	6	(1,052)
Amortization and expensing of restricted share and unit compensation	1,842	1,459	5,786	5,580
Real estate impairment	2,097	14,526	2,097	14,526
Funds available for distribution(4)	$23,446	$23,393	$98,918	$102,455
Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended December 31,		Year Ended December 31,
Per share data:		2012	2011	2012	2011
Income (loss) from continuing operations	(Basic)	$0.02	$(0.16)	$0.25	$(0.04)
	(Diluted)	$0.02	$(0.16)	$0.25	$(0.04)
Net income attributable to the controlling interests	(Basic)	$0.04	$0.46	$0.35	$1.58
	(Diluted)	$0.04	$0.46	$0.35	$1.58
Funds from continuing operations	(Basic)	$0.41	$0.21	$1.81	$1.35
	(Diluted)	$0.41	$0.21	$1.80	$1.35
Funds from operations	(Basic)	$0.42	$0.23	$1.84	$1.66
	(Diluted)	$0.42	$0.23	$1.84	$1.66

Dividends paid		$0.3000	$0.4338	$1.4675	$1.7350

Weighted average shares outstanding		66,273	66,069	66,239	65,982
Fully diluted weighted average shares outstanding		66,416	66,069	66,376	65,982

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31,
	2012	2011
Assets
Land	$483,198	$465,445
Income producing property	1,979,348	1,899,440
	2,462,546	2,364,885
Accumulated depreciation and amortization	(604,614)	(521,503)
Net income producing property	1,857,932	1,843,382
Development in progress	49,135	43,089
Total real estate held for investment, net	1,907,067	1,886,471
Investment in real estate sold or held for sale	11,528	27,669
Cash and cash equivalents	19,324	12,765
Restricted cash	14,582	19,229
Rents and other receivables, net of allowance for doubtful accounts of $10,958 and $8,683, respectively	57,076	53,227
Prepaid expenses and other assets	114,541	120,075
Other assets related to property sold or held for sale	258	1,322
Total assets	$2,124,376	$2,120,758

Liabilities
Notes payable	$906,190	$657,470
Mortgage notes payable	342,970	423,291
Lines of credit	—	99,000
Accounts payable and other liabilities	52,823	51,079
Advance rents	16,096	13,584
Tenant security deposits	9,936	8,728
Other liabilities related to property sold or held for sale	218	4,774
Total liabilities	1,328,233	1,257,926

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,437 and 66,265 shares issued and outstanding, respectively	664	662
Additional paid-in capital	1,145,515	1,138,478
Distributions in excess of net income	(354,122)	(280,096)
Total shareholders' equity	792,057	859,044
Noncontrolling interests in subsidiaries	4,086	3,788
Total equity	796,143	862,832
Total liabilities and equity	$2,124,376	$2,120,758

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Quarter Ended December 31, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$8,364	$24,394	$7,312	$10,273	$50,343
Add: Net operating income from non-same-store properties(3)	—	824	113	—	937
Total net operating income(2)	$8,364	$25,218	$7,425	$10,273	$51,280
Add/(deduct):
Other income					242
Acquisition costs					(90)
Interest expense					(17,411)
Depreciation and amortization					(26,131)
General and administrative expenses					(4,545)
Real estate impairment					(2,097)
Discontinued operations:
Income from operations of properties sold or held for sale					310
Gain on sale of real estate					1,400
Net income					2,958
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$2,958

Quarter Ended December 31, 2011	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$8,033	$24,667	$7,549	$9,492	$49,741
Add: Net operating income (loss) from non-same-store properties(3)	—	(47)	53	—	6
Total net operating income(2)	$8,033	$24,620	$7,602	$9,492	$49,747
Add/(deduct):
Other income					258
Acquisition costs					(36)
Interest expense					(16,142)
Depreciation and amortization					(25,029)
General and administrative expenses					(4,140)
Loss on extinguishment of debt					(976)
Real estate impairment					(14,526)
Discontinued operations:
Income from operations of properties sold or held for sale					1,090
Gain on sale of real estate					40,852
Net income					31,098
Less: Net income attributable to noncontrolling interests in subsidiaries					(409)
Net income attributable to the controlling interests					$30,689

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Year Ended December 31, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$32,420	$77,087	$29,296	$37,806	$176,609
Add: Net operating income from non-same-store properties(3)	—	20,716	384	3,998	25,098
Total net operating income(2)	$32,420	$97,803	$29,680	$41,804	$201,707
Add/(deduct):
Other income					975
Acquisition costs					(234)
Interest expense					(64,697)
Depreciation and amortization					(103,067)
General and administrative expenses					(15,488)
Real estate impairment					(2,097)
Discontinued operations:
Income from operations of properties sold or held for sale					1,485
Gain on sale of real estate					5,124
Net income					23,708
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$23,708

Year Ended December 31, 2011	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$31,262	$80,795	$30,336	$34,764	$177,157
Add: Net operating income from non-same-store properties(3)	—	10,241	32	1,384	11,657
Total net operating income(2)	$31,262	$91,036	$30,368	$36,148	$188,814
Add/(deduct):
Other income (expense)					1,144
Acquisition costs					(3,607)
Interest expense					(66,214)
Depreciation and amortization					(91,805)
General and administrative expenses					(15,728)
Loss on extinguishment of debt					(976)
Real estate impairment					(14,526)
Discontinued operations:
Income from operations of properties sold or held for sale					11,923
Income tax expense					(1,138)
Gain on sale of real estate					97,491
Net income					105,378
Less: Net income attributable to noncontrolling interests in subsidiaries					(494)
Net income attributable to the controlling interests					$104,884

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share amounts):

		Three Months Ended December 31,		Year Ended December 31,
		2012	2011	2012	2011
Net income attributable to the controlling interests		$2,958	$30,689	$23,708	$104,884
Add/(deduct):
Real estate depreciation and amortization		26,131	25,029	103,067	91,805
Discontinued operations:
Gain on sale of real estate		(1,400)	(40,852)	(5,124)	(97,491)
Gain on sale of real estate attributable to the noncontrolling interests		—	400	—	400
Income tax expense		—	—	—	1,138
Real estate impairment		—	—	—	599
Real estate depreciation and amortization		—	369	867	8,723
Funds from operations(1)		27,689	15,635	122,518	110,058
Add/(deduct):
Loss on extinguishment of debt		—	976	—	976
Real estate impairment		2,097	14,526	2,097	14,526
Severance expense		1,583	—	1,583	—
Acquisition costs		90	36	234	3,607

Core funds from operations(1)		$31,459	$31,173	$126,432	$129,167

		Three Months Ended December 31,		Year Ended December 31,
Per share data attributable to the controlling interests:		2012	2011	2012	2011
Funds from operations	(Basic)	$0.42	$0.23	$1.84	$1.66
	(Diluted)	$0.42	$0.23	$1.84	$1.66
Core FFO	(Basic)	$0.47	$0.47	$1.90	$1.95
	(Diluted)	$0.47	$0.47	$1.90	$1.95

Weighted average shares outstanding		66,273	66,069	66,239	65,982
Fully diluted weighted average shares outstanding		66,416	66,069	66,376	65,982